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                                                                   EXHIBIT 14(d)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Statements", "Representations and Warranties of JHVST on Behalf of Each Acquired Fund" (paragraph (e)) and "Conditions Precedent to Obligations JHT on Behalf of Each Acquiring Fund" (paragraph (c)) in the Agreement and Plan of Reorganization for John Hancock Variable Series Trust I ("the Trust") in the Prospectus/Proxy Statement of the Trust and to the references to us included in the Trust's Prospectus and Statement of Additional Information dated May 1, 2004 which are incorporated by reference, and to the incorporation by reference to the Registration Statement (Form N-14) of our reports dated February 6, 2004 on the financial statements and financial highlights of the portfolios comprising the Trust included in the respective Annual Reports dated December 31, 2003.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
January 20, 2005